                                                        EXHIBIT 99.6

                                April 29, 1998


Harborside Healthcare Corporation
470 Atlantic Avenue
Boston, Massachusetts 02210

Ladies and Gentlemen:

        I hereby consent to the references to my becoming a director of Harborside Healthcare Corporation ("Harborside") in the Registration Statement on Form S-4 of Harborside relating to the proxy statement of Harborside, which is being filed within the next few days with the Securities and Exchange Commission.

                                Sincerely yours,



                                /s/ Christopher J. O'Brien
                                --------------------------
                                Christopher J. O'Brien